                                                                   EXHIBIT 10.12

                   AMENDED AND RESTATED TAX SHARING AGREEMENT

     THIS AMENDED AND RESTATED TAX SHARING AGREEMENT is made and entered into this 1st day of August, 2005 (this "Agreement"), by and among TAL International
Group, Inc., a Delaware corporation (the "Company"), TAL International Container
Corporation, a Delaware corporation ("International"), Trans Ocean Ltd., a
Delaware corporation ("Trans Ocean"), and each corporation, other than the
Company, International and Trans Ocean, which is a signatory to this Agreement
(International, Trans Ocean and such other corporations (excluding special purpose corporations formed solely for purposes of a securitization or similar financing transaction) shall collectively be referred to as the "Subsidiaries"
and individually referred to as a "Subsidiary").

                                   WITNESSETH:

     WHEREAS, the Company owns directly or indirectly capital stock of each of the Subsidiaries which represents at least 80 percent of the vote and value of each of the Subsidiaries and may, therefore, include the income and expense of each of the Subsidiaries in the Company's consolidated federal income tax returns; and

     WHEREAS, the parties hereto desire to consolidate such returns upon the terms and conditions herein set forth;

     WHEREAS, the Company and the Subsidiaries desire to amend and restate that certain Tax Sharing Agreement dated November 3, 2004 by and among the Company,
Trans Ocean and certain other parties (the "Original Agreement").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto do hereby agree that the
Original Agreement is hereby amended and restated to read in its entirety as follows:

     1. Filing and Preparation of Future Returns. Each of the Subsidiaries
agrees to consent to joining with the Company and its consolidated Subsidiaries
(the Company and each of the Subsidiaries being herein collectively referred to as the "Group") in the filing of the consolidated federal income tax returns for any taxable year for which a consolidated return can be filed and each taxable year thereafter, in accordance with applicable income tax laws and regulations.
The Company agrees that it will prepare and file in a timely manner all federal income tax returns required to be filed on behalf of the Company and its consolidated Subsidiaries and will pay the taxes shown to be due thereon.

     2. Tax Payments; Estimated Tax Payments.

          (a) For each taxable year ending after the date hereof during which a
Subsidiary is included in a consolidated Federal income tax return with the
Company, each Subsidiary will pay to the Company an amount equal to its
Subsidiary Tax Liability, as defined in the next sentence. Subsidiary Tax
Liability means the hypothetical Federal income tax liability of a Subsidiary for a taxable year determined as if such Subsidiary had filed its own separate
Federal income tax return for such taxable year and all prior taxable years ending after the date hereof,

except that such Subsidiary shall be treated as having available as loss or credit carryovers for purposes of computing such Subsidiary's Subsidiary Tax
Liability all losses or credits previously generated by it and utilized by other
Subsidiaries, other than any such losses or credits that were previously taken into account in computing such Subsidiary's Subsidiary Tax Liability, each such
Subsidiary shall be treated as though such Subsidiary made an election specified in Section 172(b)(3) of the Internal Revenue Code of 1986, as amended (the
"Code") to forgo the carryback period for net operating losses and all credits and other tax attributes shall also be carried forward only, and shall not be carried back to prior taxable years. Such hypothetical Federal income tax liability shall be determined at the end of the taxable year and shall reflect any tax elections, conventions, treatments or methods which are actually utilized by the Group in filing its consolidated Federal income tax return. Such hypothetical Federal income tax liability shall not be less than zero. To the extent that the obligation to pay such amount has not fully satisfied pursuant to paragraph 2(b) of this Agreement, such Subsidiary shall pay any such remaining amount to the Company on the last date on which the Company is required to make its final payment of Federal income taxes for the taxable year without incurring any penalties or additions to tax.

          (b) On any date on which the Company is required to make an estimated payment of the consolidated Federal income tax of the Group under Section 6655 of the Code, each Subsidiary will make estimated payments to the Company in an amount equal to such Subsidiary's hypothetical estimated consolidated Federal income tax liability for a Subsidiary determined in accordance with the principles of paragraph 2(a). If the total of such estimated payments made by such Subsidiary to the Company with respect to a taxable year shall be in excess of the liability of such Subsidiary to the Company pursuant to paragraph 2(a) of this Agreement for such taxable year, the Company shall pay the amount of such excess to such Subsidiary no later than the date on which the Company files the consolidated Federal income tax return for the Group.

     3. Adjustments to Liability.

          (a) If the Subsidiary Tax Liability of a Subsidiary is changed as the result of any final administrative or judicial determination (including a final
"determination" as defined in Section 1313(a) of the Code) with respect to consolidated Federal income tax returns actually filed by the Group, then the amount of the payments required from such Subsidiary to the Company under paragraph 2(a) shall be recomputed by substituting the amount of such
Subsidiary's Subsidiary Tax Liability after the adjustments described above in place of such Subsidiary's Subsidiary Tax Liability, provided that the principles of paragraph 2(a) shall be applied in connection with such recomputation notwithstanding any contrary determination. If such final determination results in an increase in the Subsidiary Tax Liability, such
Subsidiary shall, subject to the reduction provided for in the next sentence, pay to the Company not later than five days after such final determination an amount equal to the excess of the new Subsidiary Tax Liability over the amount previously paid to the Company by such Subsidiary. If such final determination results in a reduction in such Subsidiary's Subsidiary Tax Liability for a taxable year, such reduction shall first be applied to offset any increase to such Subsidiary's Subsidiary Tax Liability for any other taxable year to which such final determination applies, and any remaining amount of such reduction shall be carried forward and credited against such Subsidiary's Subsidiary Tax
Liability for succeeding taxable years. The parties recognize that such new liability for any

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taxable year is not necessarily such Subsidiary's final liability for that year, and may be recomputed more than once.

          (b) Payments made pursuant to paragraph 2(a) shall bear interest in the same manner as any late payment or refund of Federal income tax.

     4. Other Taxes. In the event there shall be imposed on the Company or any of the Subsidiaries any foreign, federal, state or local tax to which principles of consolidated taxation may be applied and practical, each of the Company and each of the Subsidiaries agree that this Agreement shall also be applicable with respect to such taxes. For purposes of this Agreement, the term taxes shall include, but is not limited to, all net income, capital gains, gross income, gross receipts, sales, use, transfer, franchise, profits, license, capital, payroll, excise, value added or other taxes and any related interest or governmental charge.

     5. Payment. Any payment required by a Subsidiary to the Company under
Sections 2, 3 or 4 of this Agreement shall be made first by reducing the amount of any account payable created under the next sentence (but not below zero), and then by entering or increasing an account payable to the Company on the books of account of such Subsidiary. Any payment required by the Company to a Subsidiary under this Agreement shall be made first by reducing the amount of any account payable created under the prior sentence (but not below zero), and then by entering or increasing an account payable to such Subsidiary on the books of account of the Company. Any account payable created under this paragraph shall be due in whole or in part on five days' notice by a Subsidiary or the Company, as the case may be, and shall be payable by the party whose liability such account payable is positive, and any due but unpaid amounts shall bear interest from and after such due date at the rate of interest then most recently announced by Citibank, N.A. as its Prime rate, plus two percent (2%) per annum.

     6. Limitation of Liability. The Company shall have no liability to the
Subsidiaries on account of (a) any advice which it renders to the Subsidiaries or any of their direct or indirect subsidiaries, provided the Company believed in good faith that such advice was useful or beneficial to the Subsidiaries or any of their direct or indirect subsidiaries at the time it was rendered, (b)
the Subsidiaries' inability to obtain financing or achieve other results desired by the Subsidiaries (or any of their direct or indirect subsidiaries) or the
Company's failure to render services to the Subsidiaries at any particular time or from time to time, or (c) the failure of any acquisition, divestiture, financing or business plan to meet the financial, operating or other expectations of the Subsidiaries or any of its direct or indirect subsidiaries.
The Subsidiaries' and any of their direct or indirect subsidiaries' sole remedy for any claim under this Agreement shall be termination of this Agreement.

     7. Indemnification. The Subsidiaries will, and will cause each of their direct and indirect subsidiaries (other than any subsidiaries formed for purposes of a securitization or similar financing transaction) to, indemnify and hold harmless to the fullest extent permitted by applicable law, the Company, its affiliates and associates, and each of the respective owners, partners, officers, directors, employees and agents of each of the foregoing, from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) arising as a result or in connection with this Agreement, the Company's services hereunder or other activities on behalf of the
Subsidiaries and their direct and indirect subsidiaries.

                                       3

     8. No Set-Off. Any payments paid by the Subsidiaries under this Agreement shall not be subject to set-off and shall be increased by the amount, if any, of any taxes (other than income taxes) or other governmental charges levied in respect of such payments, so that the Company is made whole for such taxes or charges.

     9. Additional Subsidiaries. If at any time after the date upon which this
Agreement is executed, any party to this Agreement acquires or creates one or more Subsidiary corporations, companies, partnerships or other entities that are either includible in the Group or the separate existence of which is disregarded but, excluding any such corporations, companies, partnerships, or other entities formed solely for purposes of a securitization or similar financing transaction
(collectively referred to as "Subsidiary Entities" and individually referred to as "Subsidiary Entity"), either the Company or a Subsidiary shall cause such
Subsidiary Entity to be subject to this Agreement and all references to either
Group or a Subsidiary herein shall thereafter be interpreted to refer to the
Company, the Subsidiaries and such Subsidiary Entity or Subsidiary Entities, or to a Subsidiary and such Subsidiary Entity or Subsidiary Entities respectively.

     10. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto (including but not limited to any successor of the
Company or a Subsidiary succeeding to the tax attributes of each under Section
381 of the Code), to the same extent as if such successor had been an original party to this Agreement.

     11. Termination. This Agreement shall continue in effect until terminated by written agreement between all the parties hereto.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes and cancels any and all such previous written or oral agreements between the parties hereto. This Agreement may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the
Company and the Subsidiaries.

     13. Severability. In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

     14. Notice. Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

     15. Obligations Joint and Several. Each Subsidiary shall be jointly and severally liable and obligated hereunder with respect to each obligation, responsibility and liability of the Subsidiaries, as if a direct obligation of such Subsidiary.

                                       4

     16. No Waiver. No waiver by any party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

     17. Governing Law. This Agreement shall be governed by the internal laws of the State of New York.

                           [Signature Page to Follow]

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                                                                   EXHIBIT 10.12

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        TAL INTERNATIONAL GROUP, INC.

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: Chief Executive Officer

                                        TAL INTERNATIONAL CONTAINER CORPORATION

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President

                                        TRANS OCEAN LTD.

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President

                                        TRANS OCEAN CONTAINER CORPORATION

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President

                                        SPACEWISE INC.

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President

                                        TRANS OCEAN REGIONAL CORPORATE HOLDINGS

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President

                                        GREYBOX LOGISTICS SERVICES INC.

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President

                                        INTERMODAL EQUIPMENT INC.

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President